Exhibit 99.1
DuPont Reports Third Quarter 2026 Results

Exceeds Third Quarter 2026 Guidance
Raises Full Year 2026 Guidance

Third Quarter 2026 Highlights
•Net Sales of $1.9 billion increased 4%; organic sales increased 5% versus year-ago period
•GAAP Income from continuing operations of $171 million; operating EBITDA of $469 million
•    GAAP EPS from continuing operations of $1.24; adjusted EPS of $2.09
•    Cash provided by operating activities from continuing operations of $410 million; transaction-adjusted free cash flow of $341 million representing 121% conversion
•    Completed $250 million accelerated share purchase and substantially completed $100 million of open market share repurchases in the third quarter
•    Announces intent to repurchase $250 million of shares in the fourth quarter

WILMINGTON, Del., Nov. 3, 2026 - DuPont (NYSE: DD) announced its financial results(1) for the third quarter ended September 30, 2026 and again raised financial guidance for the full year 2026.

“We delivered another quarter of consistent, high-quality performance, once again exceeding our financial guidance,” said Lori Koch, DuPont Chief Executive Officer. “Mid-single-digit organic growth, strong operating leverage and disciplined capital allocation drove significant adjusted EPS growth. Additionally, we delivered strong free cash flow performance, with 121% conversion, underscoring the quality of our earnings and effective execution.

“We are executing from a position of strength and remain focused on unlocking the full potential of our portfolio to deliver sustained long-term value creation,” Koch concluded.

Third Quarter 2026 Consolidated Results(1)

Dollars in millions, except EPS	3Q’26	3Q’25	Change vs. 3Q’25	Organic Sales (2) vs. 3Q’25
Net sales	$1,868	$1,795	4%	5%
GAAP Income from continuing operations	$171	$102	68%
Operating EBITDA(2)	$469	$436	8%
Operating EBITDA margin(2) %	25.1%	24.3%	80 bps
GAAP EPS from continuing operations	$1.24	$0.70	77%
Adjusted EPS(2)	$2.09	$1.29	62%
Cash provided by operating activities – cont. ops.	$410	$322	27%
Transaction-adjusted free cash flow(2)	$341	$346	(1%)

(1)Results and cash flows are presented on a continuing operations basis. See page 6 for further information, including the basis of presentation included in this release.
(2)Organic sales, operating EBITDA, operating EBITDA margin, adjusted EPS, transaction-adjusted free cash flow and transaction-adjusted free cash flow conversion are non-GAAP measures and only reflect continuing operations. See page 6 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 13 of this communication.

Net sales
•Net sales were up 4% on a 5% increase in organic sales partially offset by a 1% headwind from currency.
•    4% organic sales growth in Healthcare & Water Technologies; 5% organic sales growth in Diversified Industrials.

GAAP Income from continuing operations
•GAAP Income/GAAP EPS from continuing operations improved on higher segment earnings and lower interest expense and transaction costs.

Operating EBITDA
•Operating EBITDA increased on organic growth and productivity.

Adjusted EPS
•Adjusted EPS increased on higher segment earnings and lower net interest expense, tax rate, and share count.

Cash provided by operating activities from continuing operations
•Cash provided by operating activities from continuing operations in the quarter of $410 million, capital expenditures of $71 million, and separation-related transaction costs and other payments of $2 million resulted in transaction-adjusted free cash flow and related conversion of $341 million and 121%, respectively.

Third Quarter 2026 Segment Highlights

Healthcare & Water Technologies

Dollars in millions	3Q’26	3Q’25	Change vs. 3Q’25	Organic Sales(2) vs. 3Q’25
Net sales	$865	$832	4%	4%
Operating EBITDA	$263	$246	7%
Operating EBITDA margin %	30.4%	29.6%	80 bps

Net sales
•Net sales increased 4% on organic sales growth in the quarter. Third quarter 2025 net sales included a benefit of $15 million, or 2%, from the order timing shift from the fourth quarter 2025 due to separation-related activities, primarily in Water Technologies.
◦Healthcare Technologies sales up mid-single digits on an organic basis led by growth in personal protection and medical packaging.
◦Water Technologies sales up low-single digits on an organic basis on strength in industrial water, semiconductor and specialty markets, partially offset by continued disruptions in the Middle East.

Operating EBITDA
•Operating EBITDA and margin increased on organic growth and productivity.

Diversified Industrials

Dollars in millions	3Q’26	3Q’25	Change vs. 3Q’25	Organic Sales(2) vs. 3Q’25
Net sales	$1,003	$963	4%	5%
Operating EBITDA	$242	$219	11%
Operating EBITDA margin %	24.1%	22.7%	140 bps

Net sales
•Net sales increased 4% as organic sales growth of 5% was partially offset by a currency headwind of 1%. Third quarter 2025 net sales included a benefit of $15 million, or 2%, from the order timing shift from the fourth quarter 2025 due to separation-related activities, primarily in Industrial Technologies.
◦Building Technologies sales up mid-single digits on an organic basis due to growth in North America and Asia.
◦Industrial Technologies sales up mid-single digits on an organic basis on continued strength in aerospace and electric vehicle battery applications.

Operating EBITDA
•Operating EBITDA and margin increased on organic growth and productivity.

2026 Financial Outlook

Dollars in millions, except EPS	4Q'26E	Full Year 2026E
Net sales	~$1,825	~$7,190
Operating EBITDA(2)	~$455	~$1,785
Adjusted EPS(2)	$1.90 - $1.95	$7.47 - $7.52

“Our results once again exceeded our financial expectations, demonstrating the strength of our operating model and consistent execution across the businesses. We are again raising our full-year financial outlook and now expect organic growth to be about 4.5%, operating EBITDA to be about $1.785 billion and adjusted EPS to be in the range of $7.47 - $7.52 per share, all at or above the high end of our previously communicated guidance,” said Antonella Franzen, DuPont Chief Financial Officer.

“With continued strength across healthcare, aerospace and industrial water end-markets, we remain well positioned to deliver attractive growth, strong cash generation and effective capital deployment,” Franzen concluded.

Conference Call
The Company will host a live webcast of its quarterly earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader, providing advanced solutions that help transform industries and improve everyday life across our key markets of healthcare, water, construction, and industrial. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Ann Giancristoforo ann.giancristoforo@dupont.com	Media: Dan Turner daniel.a.turner@dupont.com

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
On May 26, 2026, DuPont’s Board of Directors announced a reverse stock split of the Company’s common stock, par value $0.01 per share, at a ratio of 1-for-3, as well as a reduction in the number of authorized shares of its common stock by a corresponding ratio (the "Reverse Stock Split"), as approved by shareholders. The Reverse Stock Split became effective on June 24, 2026. All share and share-related information presented in these interim Consolidated Financial Statements has been retroactively adjusted in all periods presented to reflect the decreased number of shares resulting from the Reverse Stock Split and related impacts.

On April 1, 2026, DuPont completed the sale of the Aramids business (the "Aramids Business" and the divestiture of the Aramids Business, the "Aramids Divestiture") to a subsidiary of ARC Falcon Holdings LP ("Arclin"), a portfolio company of an affiliate of TJC LP for pre-tax cash proceeds of approximately $1.2 billion, subject to customary transaction adjustments, a note receivable in the principal amount of $300 million (the "Aramids Note Receivable") and a non-controlling common equity interest (the "Aramids Equity Consideration"), valued at $325 million, in Arclin which now owns the Arclin global materials business and the Aramids Business. The financial results of the divested Aramids Business are reflected in DuPont's interim Consolidated Financial Statements as discontinued operations, along with comparative periods.

On November 1, 2025, DuPont completed the separation of its semiconductor and interconnect solutions businesses (the "Electronics Business" and the separation of the Electronics Business, the "Electronics Separation") into an independent public company, Qnity Electronics, Inc. ("Qnity"), by way of the distribution to DuPont's stockholders of record as of October 22, 2025 of all the issued and outstanding common stock of Qnity on November 1, 2025 (the "Qnity Distribution"). As a result, the financial results of the divested Electronics Business are reflected in DuPont's interim Consolidated Financial Statements as discontinued operations for all periods.

Cautionary Statement Regarding Forward-looking Statements
Certain statements in this document may be considered forward-looking statements, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, “outlook”, “stabilization”, “confident”, “preliminary”, “initial”, “continue”, “may”, “could”, “project”, “estimate”, “forecast” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to (i) the ability to realize the intended benefits of the Electronics Separation and the Qnity Distribution, including achievement of the intended tax treatment and the contractual allocation to, and assumption by, Qnity of liabilities and obligations, including certain legacy liabilities, as well as the possibility of disputes, litigation or unanticipated costs in connection with the Electronics Separation and Qnity Distribution; (ii) the impact of the Aramids Divestiture on DuPont’s balance sheet, financial condition and future results of operations, as well as any post-closing adjustments, and disputes or unanticipated costs in connection with the Aramids Divestiture; (iii) risks and costs associated with per- and polyfluoroalkyl substances ("PFAS") and the related arrangement among DuPont, Corteva, Inc. and The Chemours Company to share certain eligible costs, including the outcome of pending or future litigation, which includes personal injury claims and natural resource damages claims; the extent and cost of ongoing or future remediation and other environmental obligations; the collectability or availability of indemnification, reimbursement or cost-sharing rights; and applicable changes in laws, regulations, or enforcement policies; (iv) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with completed and future, if any, divestitures, mergers, acquisitions and other portfolio-management, productivity and infrastructure actions; (v) risks and uncertainties outside the Company’s control that adversely affect the economic and operating environment in which DuPont, its customers and/or its suppliers operate, including inflationary or deflationary pressures, changes in interest rates, foreign currency exchange rates, credit availability, consumer and industrial demand, economic slowdowns or recessions, political and regulatory developments, international trade policies, geopolitical tensions and military conflicts, capital market volatility as well as pandemics, natural disasters, severe weather events and other disruptions; (vi) the availability and cost of raw materials, energy, transportation and logistics, including the Company’s ability to mitigate or offset cost increases, shortages, delays or other supply-chain disruptions through pricing, productivity initiatives, alternative sourcing or otherwise; (vii) risks and uncertainties associated with continuing or expanding geopolitical conflicts, trade disputes, sanctions, trade restrictions and responsive or retaliatory actions, including the imposition, modification, invalidation, reinstatement or replacement of tariffs, export controls, including on exports to China of U.S.-regulated products and technology, or other trade measures; (viii) other risks to DuPont’s business and operations, including cybersecurity, operational and impairment risks; (ix) risks and uncertainties associated with the timing, amount and completion of repurchases under the Company’s share repurchase authorization, including market conditions, the trading price of the Company’s common stock, alternative uses of capital, applicable legal requirements, associated costs and the possibility that repurchases may be reduced, suspended or discontinued prior to completion; (x) the effects of the Reverse Stock Split on the trading price, liquidity and marketability of the Company’s common stock and the Company’s ability to realize the intended benefits of the Reverse Stock Split; and (xi) other risk factors discussed in DuPont’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission.

Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these Non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 12. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Key Terms

Significant Items

Significant items are items that arise outside the ordinary course of business for the Company and includes items for nonconsolidated affiliates, that the Company’s management believes may cause misinterpretation of underlying business and investment performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance. There were no significant items associated with nonconsolidated affiliates recorded for the three and nine month periods ended September 30, 2026 and September 30, 2025.

Future Reimbursable Indirect Costs

Indirect costs, such as those related to corporate and shared service functions previously allocated to the separated Electronics Business and Aramids Business, do not meet the criteria for discontinued operations and are reported within continuing operations in all respective periods presented. The Company has, is, will or expects to be reimbursed in accordance with the applicable transition service agreements (“TSAs”) for the portion of indirect costs related to activities the Company is, will or expects to undertake on a transitional basis to support a) Qnity not beyond year end 2027 for services and 2040 for site leases and, b) the Aramids Business post the Aramids Divestiture, but not beyond 2028 (such indirect costs “Future Reimbursable Indirect Costs”). Services provided and costs reimbursed in accordance with the applicable TSAs include but are not limited to, costs associated with information technology services/support, product stewardship and regulatory support, facilities services, and shared property lease costs.

Future Reimbursable Indirect Costs do not meet the criteria for discontinued operations and therefore are included in both GAAP Net Income from Continuing Operations and in GAAP Cash provided by operating activities-continuing operations for all periods presented. Future Reimbursable Indirect Costs are excluded from Adjusted Earnings, Operating EBITDA and Transaction-Adjusted Free Cash Flow, each defined below. Such indirect costs that are not subject to future reimbursement are reported within continuing operations in Corporate and are included within Adjusted Earnings, Operating EBITDA, and Cash provided by operating activities-continuing operations.

Corporate DDOB Remediation Costs

Corporate DDOB Remediation Costs are environmental remediation costs, including certain investigate, remediate and restoration costs, associated with discontinued or divested operations, businesses or product lines (“Corporate DDOB Remediation Costs”). DDOB Remediation Costs are excluded from Adjusted Earnings and Operating EBITDA, as defined below, to provide better insight into the underlying business performance of the Company.

Non-GAAP Measure Definitions

Organic Sales

Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Adjusted Earnings

Adjusted Earnings is defined as income from continuing operations excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs, Future Reimbursable Indirect Costs and Corporate DDOB Remediation Costs.

Adjusted Earnings is the numerator used in the calculation of Adjusted EPS, as well as the denominator in Adjusted Free Cash Flow Conversion.

Adjusted EPS

Adjusted EPS is defined as Adjusted Earnings per common share - diluted. Management estimates amortization expense in 2026 associated with intangibles to be about $270 million on a pre-tax basis, or approximately $1.53 per share.

Operating EBITDA, EBITDA Margin & Incremental Margin

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, Corporate DDOB Remediation Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages.

Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Incremental Margin is the change in Operating EBITDA divided by the change in Net Sales for the applicable period.

Adjusted Free Cash Flow & Adjusted Free Cash Flow Conversion

Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, Adjusted Free Cash Flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company’s primary source of liquidity, cash provided by operating activities from continuing operations. Management believes Adjusted Free Cash Flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. Management notes that there were no exclusions for items that are unusual in nature and/or infrequent in occurrence for the three and nine month periods ended September 30, 2026.

Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow divided by Adjusted Earnings. Management uses Adjusted Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash.

Transaction Adjusted Free Cash Flow & Transaction Adjusted Free Cash Flow Conversion

Management believes supplemental non-GAAP financial measures including Transaction-Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow Conversion (each defined below) provide an integral view of information on the Company's underlying business performance during this period of transformational change. Management believes the Electronics Separation and Aramids Divestiture collectively represent a significant transformational change for the Company and separation-related transaction cost payments impact comparability to the Company’s continuing operations. Management believes Transaction-Adjusted Free Cash Flow, which may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. These non-GAAP financial measures are not intended to represent residual cash flow for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Transaction-Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and removing the impact of separation-related transaction costs and other payment and cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity.

Transaction-Adjusted Free Cash Flow Conversion is defined as Transaction-Adjusted Free Cash Flow excluding separation-related transaction costs, divided by Adjusted Earnings.

Separation-related transaction costs and other payments include cash outflows directly associated with the Electronics Separation and the Aramids Divestiture. These costs include advisor and banking fees, payments related to establishing a new capital structure (including fees associated with interest rate swaps), capital expenditures required to facilitate physical asset separation, restructuring payments associated with senior leadership, and Future Reimbursable Indirect Costs, among other expenditures.

Future Reimbursable Indirect Costs are excluded from Adjusted Earnings and Operating EBITDA. To provide comparable data analysis, the Company has also adjusted payments associated with Future Reimbursable Indirect Costs within Separation-related transaction costs and other payments. This adjustment is intended to provide insight into the Company's underlying business performance. For the nine months ended September 30, 2026, the Company adjusted $8 million associated with Future Reimbursable Indirect Costs within Separation-related transaction costs and other payments.

Additionally, $2 and $7 million were reflected in Separation-related transaction costs and other payments for the three and nine month periods ended September 30, 2026, respectively, for capital expenditures incurred to complete the physical separation of shared locations.

Finally, $6 million of restructuring and short-term incentive program payments to former senior leadership were reflected in Separation-related transaction costs and other payments for the nine month period ended September 30, 2026. These payments were reflected in other cash payments as they related to the establishment of the post-spin leadership structure.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts (Unaudited)	2026	2025	2026	2025
Net sales	$1,868	$1,795	$5,368	$5,156
Cost of sales	1,201	1,179	3,460	3,391
Research and development expenses	42	52	131	155
Selling, general and administrative expenses	260	261	784	757
Amortization of intangibles	68	71	204	220
Restructuring and asset related charges - net	6	18	49	57
Acquisition, integration and separation costs	15	62	22	167
Equity in earnings (loss) of nonconsolidated affiliates	5	—	13	(6)
Sundry income (expense) - net	38	24	116	115
Interest expense	40	85	121	252
Income from continuing operations before income taxes	$279	$91	$726	$266
Provision for (benefit from) income taxes on continuing operations	108	(11)	214	60
Income from continuing operations, net of tax	$171	$102	$512	$206
Loss from discontinued operations, net of tax	(45)	(209)	(75)	(824)
Net income (loss)	$126	$(107)	$437	$(618)
Net income attributable to noncontrolling interests	3	16	10	35
Net income (loss) available for DuPont common stockholders	$123	$(123)	$427	$(653)

Per common share data:
Earnings per common share from continuing operations - basic	$1.25	$0.70	$3.70	$1.43
Loss per common share from discontinued operations - basic	(0.34)	(1.58)	(0.55)	(6.11)
Earnings (loss) per common share - basic	$0.92	$(0.88)	$3.15	$(4.68)
Earnings per common share from continuing operations - diluted	$1.24	$0.70	$3.68	$1.43
Loss per common share from discontinued operations - diluted	(0.33)	(1.58)	(0.55)	(6.10)
Earnings (loss) per common share - diluted	$0.91	$(0.88)	$3.13	$(4.67)

Weighted-average common shares outstanding - basic	134.3	139.7	135.6	139.6
Weighted-average common shares outstanding - diluted	135.1	140.0	136.4	139.9

DuPont de Nemours, Inc.
Condensed Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	September 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$1,652	$715
Restricted cash and cash equivalents	7	42
Accounts and notes receivable - net	1,728	1,669
Inventories	1,238	1,172
Prepaid and other current assets	119	121
Assets of discontinued operations	—	1,856
Total current assets	$4,744	$5,575
Property, plant and equipment - net of accumulated depreciation (September 30, 2026 - $3,739; December 31, 2025 - $3,565)	3,363	3,464
Other Assets
Goodwill	7,843	7,915
Other intangible assets	2,720	2,936
Investments and noncurrent receivables	999	432
Deferred income tax assets	175	282
Deferred charges and other assets	965	971
Total other assets	$12,702	$12,536
Total Assets	$20,809	$21,575
Liabilities and Equity
Current Liabilities
Short-term borrowings	$—	$60
Accounts payable	1,011	995
Income taxes payable	50	54
Accrued and other current liabilities	953	882
Liabilities of discontinued operations	—	314
Total current liabilities	$2,014	$2,305
Long-Term Debt	3,094	3,134
Other Noncurrent Liabilities
Deferred income tax liabilities	289	405
Pension and other post-employment benefits - noncurrent	394	432
Other noncurrent obligations	1,328	1,196
Total other noncurrent liabilities	$2,011	$2,033
Total Liabilities	$7,119	$7,472
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 555,555,556 shares of $0.01 par value each; issued 2026: 132,610,823 shares; 2025: 136,398,482 shares)	1	1
Additional paid-in capital	38,718	38,721
Accumulated deficit	(24,544)	(24,278)
Accumulated other comprehensive loss	(602)	(525)
Total DuPont stockholders' equity	$13,573	$13,919
Noncontrolling interests	117	184
Total equity	$13,690	$14,103
Total Liabilities and Equity	$20,809	$21,575

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

	Nine Months Ended September 30,
In millions (Unaudited)	2026	2025
Operating Activities
Net income (loss)	$437	$(618)
Loss from discontinued operations	(75)	(824)
Net income from continuing operations	$512	$206
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	464	488
Provision (credit) for deferred income tax and other tax-related items	60	(54)
(Earnings) loss of nonconsolidated affiliates (in excess of) less than dividends received	(12)	7
Net periodic pension benefit costs	11	4
Periodic benefit plan contributions	(38)	(34)
Restructuring and asset related charges - net	49	57
Interest rate swap gain	—	(48)
Interest rate swap termination	—	(20)
Stock-based compensation	42	29
Donatelle contingent earn-out true-up	(20)	(19)
Other net (income) loss	(11)	36
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	(67)	(266)
Inventories	(49)	(42)
Accounts payable	107	33
Other assets and liabilities, net	(6)	96
Cash provided by operating activities - continuing operations	$1,042	$473
Investing Activities
Capital expenditures	(249)	(246)
Proceeds and adjustments to proceeds from sales of businesses, net of cash divested	1,159	—
Acquisitions of property and businesses, net of cash acquired	—	(61)
Other investing activities, net	10	4
Cash provided by (used for) investing activities - continuing operations	$920	$(303)
Financing Activities
Changes in short-term borrowings	(60)	—
Purchases of common stock and forward contracts	(611)	—
Proceeds from issuance of Company stock	111	15
Employee taxes paid for share-based payment arrangements	(24)	(22)
Distributions to noncontrolling interests	(11)	(8)
Dividends paid to stockholders	(243)	(515)
Other financing activities, net	(4)	(8)
Cash used for financing activities - continuing operations	$(842)	$(538)
Cash Flows from Discontinued Operations
Cash (used for) provided by operating activities - discontinued operations	(210)	868
Cash used for investing activities - discontinued operations	(6)	(276)
Cash (used for) provided by financing activities - discontinued operations	(3)	1,687
Cash (used in) provided by discontinued operations	$(219)	$2,279
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	23
Increase in cash, cash equivalents and restricted cash	$899	$1,934
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	757	1,834
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	3	58
Cash, cash equivalents and restricted cash at beginning of period	$760	$1,892
Cash, cash equivalents and restricted cash from continuing operations, end of period	1,659	3,779
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	47
Cash, cash equivalents and restricted cash at end of period	$1,659	$3,826

DuPont de Nemours, Inc.
Select Segment Information and Non-GAAP Measures

Net Sales by Segment	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Healthcare & Water Technologies	$865	$832	$2,527	$2,412
Diversified Industrials	1,003	963	2,841	2,744
Total	$1,868	$1,795	$5,368	$5,156

Net Sales Variance by Segment	Three Months Ended September 30, 2026
	Organic Sales	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Healthcare & Water Technologies	4%	—%	—%	4%
Diversified Industrials	5	(1)	—	4
Total	5%	(1)%	—%	4%

Net Sales Variance by Segment	Nine Months Ended September 30, 2026
	Organic Sales	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Healthcare & Water Technologies	4%	1%	—%	5%
Diversified Industrials	3	1	—	4
Total	3%	1%	—%	4%

Operating EBITDA by Segment	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Healthcare & Water Technologies	$263	$246	$765	$717
Diversified Industrials	242	219	655	603
Corporate [1]	(36)	(29)	(89)	(101)
Total	$469	$436	$1,331	$1,219
1.Corporate includes expenses of the Corporate function not allocated to specific business in the Company.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Reconciliation of "Income from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Income from continuing operations, net of tax (GAAP)	$171	$102	$512	$206
+ Provision for income taxes on continuing operations	108	(11)	214	60
Income from continuing operations before income taxes	$279	$91	$726	$266
+ Depreciation and amortization	155	162	464	488
'- Interest income [1,2]	27	17	61	52
'+ Interest expense [3]	40	84	121	250
'- Non-operating pension/OPEB benefit (costs) credits [1]	(2)	—	(3)	2
'- Foreign exchange gains (losses), net [1]	6	(12)	20	(29)
+ Future Reimbursable Indirect Costs	—	25	8	75
+ Corporate DDOB Remediation Costs	4	3	14	8
- Significant items charge	(22)	(76)	(76)	(157)
Operating EBITDA (non-GAAP)	$469	$436	$1,331	$1,219
1.Included in "Sundry income (expense) - net".
2.The nine months ended September 30, 2026 and 2025 excludes accrued interest income earned on employee retention credits. The three and nine months ended September 30, 2025 excludes interest earned on cash held in escrow associated with the Qnity financing. Refer to details of significant items on page 14.
3.The three and nine months ended September 30, 2025 excludes interest rate swap basis amortization. Refer to details of significant items on page 14.

Reconciliation of "Cash provided by operating activities - continuing operations" to Adjusted Free Cash Flow [1] , Transaction-Adjusted Free Cash Flow[1] and calculation of "Adjusted Free Cash Flow Conversion" and "Transaction-Adjusted Free Cash Flow Conversion"
	Three Months Ended		Nine Months Ended
In millions (Unaudited)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Cash provided by operating activities (GAAP) [2] - continuing operations	$410	$322	$1,042	$473
Capital expenditures	(71)	(74)	(249)	(246)
Adjusted free cash flow (non-GAAP)	$339	$248	$793	$227
Separation-related transaction cost and other payments[3]	2	98	21	234
Transaction-adjusted free cash flow (non-GAAP)	$341	$346	$814	$461

Adjusted earnings (non-GAAP) [4]	$282	$180	$765	$511
Adjusted free cash flow conversion (non-GAAP)	120%	138%	104%	44%
Transaction-adjusted free cash flow conversion (non-GAAP)	121%	192%	106%	90%
1.Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow are calculated on a continuing operations basis for all periods presented. Refer to the definitions of Non-GAAP metrics on pages 7-8 for additional information.
2.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities - continuing operations" for the nine month periods noted.
3.Other payments for the three months ended September 30, 2026 includes $2 million related of separation-related capital expenditures. Other payments for the nine months ended September 30, 2026 includes $7 million of separation-related capital expenditures, $6 million related to restructuring and short-term incentive program payments associated with former senior leadership, and $8 million for Future Reimbursable Indirect Costs (as defined in our Non-GAAP definitions).
4.Refer to page 14 for the Non-GAAP reconciliations of Net income from continuing operations available for DuPont common stockholders to Adjusted Earnings (Non-GAAP).

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended September 30, 2026
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$279	$168	$1.24
Less: Significant items
Acquisition, integration & separation costs	(15)	(12)	(0.09)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(6)	(4)	(0.03)	Restructuring and asset related charges - net
Other benefits (credits), net [4]	(1)	—	(0.01)	Sundry income (expense) - net; Selling, general and administrative expenses
Income tax items [5]	—	(43)	(0.31)	Provision for income taxes on continuing operations
Total significant items	$(22)	$(59)	$(0.44)
Less: Amortization of intangibles	(68)	(52)	(0.38)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(2)	(1)	(0.01)	Sundry income (expense) - net
Less: Corporate DDOB remediation costs	(4)	(2)	(0.02)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$375	$282	$2.09

Significant Items Impacting Results for the Three Months Ended September 30, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$91	$98	$0.70
Less: Significant items
Acquisition, integration and separation costs	(62)	(42)	(0.30)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(18)	(14)	(0.10)	Restructuring and asset related charges - net
Interest rate swap mark-to-market loss [6]	(4)	(2)	(0.02)	Sundry income (expense) - net
Qnity financing [7]	9	7	0.05	Sundry income (expense) - net
Other benefits (credits), net [8]	(1)	(2)	(0.01)	Sundry income (expense) - net; Selling, general and administrative expenses
Income tax items [9]	—	48	0.34	Provision for income taxes on continuing operations
Total significant items	$(76)	$(5)	$(0.04)
Less: Amortization of intangibles	(71)	(55)	(0.39)	Amortization of intangibles
Less: Future reimbursable indirect costs	(25)	(19)	(0.14)	Selling, general and administrative expenses
Less: Corporate DDOB remediation costs	(3)	(3)	(0.02)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$266	$180	$1.29
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Includes legal costs related to personal injury cases associated with Corian® Quartz, a product within the Diversified Industrials segment ($7 million pre-tax cost), partially offset by benefits related to an adjustment of the Donatelle contingent earn-out liability ($6 million pre-tax benefit).
5.Primarily reflects tax charges related to research and development expensing election and non-tax deductible items recorded in the third quarter of 2026.
6.The three months ended September 30, 2025 includes a non-cash mark-to-market loss related to the 2022 Swaps and 2024 Swaps and the interest settlement loss on the 2022 Swaps. The three months ended September 30, 2025 also includes basis amortization on the 2022 Swaps ($1 million pre-tax cost).
7.Reflects interest income earned on cash held in escrow.
8.Primarily reflects legal costs within the Healthcare & Water Technologies segment associated with a pending intellectual property matter ($9 million pre-tax cost), partially offset by benefits related to an adjustment of the Donatelle contingent earn-out liability ($7 million pre-tax benefit).
9.Reflects the income tax impact of certain internal restructurings related to the Electronics Separation.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Nine Months Ended September 30, 2026
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$726	$502	$3.68
Less: Significant items
Acquisition, integration & separation costs	(22)	(17)	(0.13)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(49)	(40)	(0.29)	Restructuring and asset related charges - net
Other benefits (credits), net [4]	(5)	(3)	(0.03)	Sundry income (expense) - net; Selling, general and administrative expenses
Income tax items [5]	—	(28)	(0.20)	Provision for income taxes on continuing operations
Total significant items	$(76)	$(88)	$(0.65)
Less: Amortization of intangibles	(204)	(157)	(1.15)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(3)	(2)	(0.02)	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(8)	(6)	(0.04)	Selling, general and administrative expenses
Less: Corporate DDOB remediation costs	(14)	(10)	(0.07)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$1,031	$765	$5.61

Significant Items Impacting Results for the Nine Months Ended September 30, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$266	$200	$1.43
Less: Significant items
Acquisition, integration and separation costs	(167)	(131)	(0.93)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(57)	(46)	(0.33)	Restructuring and asset related charges - net
Interest rate swap mark-to-market gain [6]	46	37	0.26	Sundry income (expense) - net; Interest expense
Qnity financing [7]	9	7	0.05	Sundry income (expense) - net
Other benefits (credits), net [8]	12	9	0.07	Sundry income (expense) - net
Income tax items [9]	—	46	0.32	Provision for income taxes on continuing operations
Total significant items	$(157)	$(78)	$(0.56)
Less: Amortization of intangibles	(220)	(172)	(1.23)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	2	2	0.01	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(75)	(58)	(0.41)	Selling, general and administrative expenses
Less: Corporate DDOB remediation costs	(8)	(5)	(0.03)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$724	$511	$3.65
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Reflects legal costs associated with personal injury cases associated with Corian® Quartz, a product within the Diversified Industrials segment ($18 million pre-tax cost) and legal costs within the Healthcare & Water Technologies segment associated with a pending intellectual property matter ($10 million pre-tax cost), partially offset by benefits related to an adjustment of the Donatelle contingent earn-out liability ($20 million pre-tax benefit) and the accrued interest earned on employee retention credits ($3 million pre-tax benefit).
5.Primarily reflects tax charges related to research and development expensing election and non-tax deductible items recorded in the third quarter of 2026, offset by a discrete tax benefit relating to a change in tax classification of a non-U.S. legal entity in the first quarter of 2026.
6.The nine months ended September 30, 2025 includes non-cash mark-to-market gain related to the 2022 Swaps and 2024 Swaps offset by the interest settlement loss on the 2022 Swaps. The nine months ended September 30, 2025 also includes basis amortization on the 2022 Swaps ($2 million pre-tax cost).
7.Reflects interest income earned on cash held in escrow.
8.Primarily reflects benefits related to an adjustment of the Donatelle contingent earn-out liability ($19 million pre-tax benefit) and the accrued interest earned on employee retention credits ($6 million pre-tax benefit), partially offset by legal costs within the Healthcare & Water Technologies segment associated with a pending intellectual property matter ($14 million pre-tax cost).
9.Reflects the income tax impact of certain internal restructurings related to the Electronics Separation.